Exhibit 99(a)

Revised Descriptions of Our Businesses Based on Our New Organization (Pages 1-11)

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Revised Descriptions of Our Businesses Based on Our New Organization (Pages 1-11)

Part I

Operating Segments

As described in our Form 8-K filed July 25, 2008, we reorganized our businesses effective July 25, 2008. We believe that this new organizational structure simplifies the company and aligns businesses for growth and efficiency.

Our five operating segments as of July 25, 2008, were as follows:

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Technology Infrastructure – the combination of our previous Healthcare segment, the Aviation and Transportation businesses of our previous Infrastructure segment and the Enterprise Solutions business of our previous Industrial Products segment

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Energy Infrastructure – the combination of our Energy (including our motors business which was previously reported in our Industrial Products segment), Oil & Gas and Water & Process Technologies businesses of our previous Infrastructure segment

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Capital Finance – the combination of our previous Commercial Finance and GE Money segments and the Aviation Financial Services, Transportation Finance and Energy Financial Services businesses of our previous Infrastructure segment

•	NBC Universal − unchanged

•	Consumer & Industrial – the Consumer & Industrial business (excluding our motors business) of our previous Industrial Products segment

A summary description of each of our operating segments follows.

We will also continue our longstanding practice of providing supplemental information for certain businesses within the segments.

Technology Infrastructure

Technology Infrastructure (24.8%, 24.9% and 24.9% of consolidated revenues in 2007, 2006 and 2005, respectively) is one of the world’s leading providers of essential technologies to developed, developing and emerging countries. Around the world, we are helping build healthcare, transportation and technology infrastructure. Many of GE's fastest growing businesses are in this segment.

Our operations are located in North America, Europe, Asia and South America.

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Aviation

Aviation produces, sells and services jet engines, turboprop and turbo shaft engines, and related replacement parts for use in military and commercial aircraft. Our military engines are used in a wide variety of aircraft including fighters, bombers, tankers, helicopters and surveillance aircraft, as well as marine applications, and our commercial engines power aircraft in all categories of range: short/medium, intermediate and long-range, as well as executive and regional aircraft. We also produce and market engines through CFM International, a company jointly owned by GE and Snecma, a subsidiary of SAFRAN of France, and Engine Alliance, LLC, a company jointly owned by GE and the Pratt & Whitney division of United Technologies Corporation. New engines are also being designed and marketed in joint ventures with Rolls-Royce Group plc and Honda Aero, Inc., a division of Honda Motor Co., Ltd.

Aviation is party to collaboration agreements that share the financial results of certain aircraft and marine engine lines. These collaboration agreements take the form of both joint ventures and revenue sharing programs.

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Joint ventures market and sell particular aircraft engine lines, but require negligible direct investment because the venture parties conduct essentially all of the development, production, assembly and aftermarket support activities. Under these agreements, Aviation supplies certain engine components and retains related intellectual property rights. The CFM56 engine line is the product of CFM International and the GP7000 engine line is the product of Engine Alliance, LLC.

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Revenue sharing programs are a standard form of cooperation for specific product programs in the aviation industry. These businesses are controlled by Aviation, but counterparties have an agreed share of revenues as well as development and component production responsibilities. At December 31, 2007, such counterparty interests ranged from 3% to 47% of various programs; associated distributions are accounted for as costs of production.

On May 4, 2007, Aviation acquired Smiths Aerospace from Smiths Group plc for approximately $5.2 billion in cash. Smiths Aerospace is a $2.4 billion (sales) global aerospace systems and equipment company that provides airborne platform computing systems, power generation and distribution products, mechanical actuation products and landing gear, plus various engine components and a global customer services organization.

We provide maintenance, component repair and overhaul services (MRO), including sales of replacement parts, for many models of engines, including repair and overhaul of engines manufactured by competitors. These MRO services are often provided under long-term maintenance contracts.

The worldwide competition in aircraft jet engines and MRO (including parts sales) is intense. Both U.S. and export markets are important. Product development cycles are long and product quality and efficiency are critical to success. Research and development expenditures are important in this business, as are focused intellectual property strategies and protection of key aircraft engine design, manufacture, repair and product upgrade technologies. Our products and services are subject to a number of regulatory standards.

Potential sales for any engine are limited by, among other things, its technological lifetime, which may vary considerably depending upon the rate of advance in technology, the small number of potential customers and the limited number of relevant airframe applications. Aircraft engine orders tend to follow military and airline procurement cycles, although these cycles differ from each other.

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Enterprise Solutions

Enterprise Solutions offers protection and productivity solutions to some of the most pressing issues that industries face: safe facilities, plant automation, power control and sensing applications in the operating environment. From home to industry to national security, our technology covers the full spectrum of security solutions, including card access systems, high-tech video monitoring, intrusion and fire detection, real estate and property control, and explosives and narcotics detection. We design and manufacture equipment and systems that enable customers to monitor, protect, control and ensure the safety of their critical applications. These products include precision sensors for temperature, flow rate, pressure, humidity, gas, infrared and ultrasonic applications; high-quality handheld and portable field calibrators; equipment for detection of material defects; stand-alone measurement instrumentation; and systems that provide the end-to-end solutions necessary to validate or certify vital commercial and industrial processes. We deliver automation hardware and software designed to help users reduce costs, increase efficiency and enhance profitability through a diverse array of capabilities and products, including controllers, embedded systems, advanced software, motion control, computer numerical controls, operator interfaces, industrial computers, and lasers. We also provide products and services to protect and optimize assets such as generators, transmission lines and motors, to ensuring secure wireless data transmission and uninterruptible power.

Healthcare

Healthcare has expertise in medical imaging and information technologies, medical diagnostics, patient monitoring systems, disease research, drug discovery and biopharmaceutical manufacturing technologies. We are dedicated to predicting and detecting disease earlier, monitoring its progress and informing physicians, helping them to tailor individual treatment for individual patients. Healthcare manufactures, sells and services a wide range of medical equipment: diagnostic imaging systems including equipment for magnetic resonance (MR), computed tomography (CT), positron emission tomography (PET), nuclear and X-ray imaging. Clinical systems including patient monitoring, diagnostic cardiology, ultrasound, bone densitometry, anesthesiology and oxygen therapy, neonatal and critical care devices. Medical diagnostics and life sciences products include diagnostic imaging agents used in medical scanning procedures, protein separation products including chromatography purification systems used in the manufacturing of bio-pharmaceuticals, and high-throughput systems for applications in genomics, proteomics and bioassays. During 2006, we acquired IDX Systems Corporation, a leading healthcare information technology provider and Biacore International AB, a leading provider of systems for protein interaction analysis. We sell products and product services to hospitals, medical facilities, pharmaceutical and biotechnology companies and to the life science research market worldwide. Our product services include remote diagnostic and repair services for medical equipment manufactured by GE and by others, as well as computerized data management and customer productivity services.

We compete with a variety of U.S. and non-U.S. manufacturers and services operations. Technological competence and innovation, excellence in design, high product performance, quality of services and competitive pricing are among the key factors affecting competition for these products and services. Throughout the world, we play a critical role in delivering new technology to improve patient outcomes and productivity tools to help control healthcare costs.

Our products are subject to regulation by numerous government agencies, including the FDA, and various laws apply to claims submitted under Medicare, Medicaid or other federally-funded healthcare programs.

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Transportation

Transportation provides technology solutions for customers in a variety of industries including railroad, transit, mining, oil and gas, power generation and marine. We serve customers in more than 100 countries.

Transportation manufactures high-horsepower diesel-electric locomotives, including the Evolution Series™, the most technologically advanced and most fuel efficient locomotive, which meets or exceeds the U.S. Environmental Protection Agency’s Tier II requirements. We also offer leading drive technology solutions to the mining, transit, marine and stationary, and drilling industries. Our motors operate in thousands of applications, from electrical drives systems for large haulage trucks used in the mining industry to transit cars and drilling rigs, and our engines are used for marine power as well as stationary power generation applications. We also provide gearing technology for critical applications such as wind turbines.

Transportation also provides a portfolio of services offerings, designed to improve fleet efficiency and reduce operating expenses, including repair services, locomotive enhancements, modernizations, and information-based services like remote monitoring and diagnostics. We provide train control products, railway management services, and signaling systems to increase service levels, optimize asset utilization, and streamline operations for railroad owners and operators. We deliver leading edge tools that improve asset availability and reliability, optimize network planning, and control network execution to plan.

For information about orders and backlog, see page 13 of Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in Exhibit 99(c).

Energy Infrastructure

Energy Infrastructure (17.8%, 16.6% and 16.1% of consolidated revenues in 2007, 2006 and 2005, respectively) is a leader in the field of development, implementation and improvement of products and technologies that harness resources such as wind, oil, gas and water.

Our operations are located in North America, Europe, Asia, South America and Africa.

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Energy

Energy serves power generation, industrial, government and other customers worldwide with products and services related to energy production, distribution and management. We offer wind turbines as part of our renewable energy portfolio, which also includes solar technology. We also sell aircraft engine derivatives for use as industrial power sources. Gas turbines and generators are used principally in power plants for generation of electricity and for industrial cogeneration and mechanical drive applications. We are a leading provider of Integrated Gasification Combined Cycle (IGCC) technology design and development. IGCC systems convert coal and other hydrocarbons into synthetic gas that, after cleanup, is used as the primary fuel for gas turbines in combined-cycle systems. IGCC systems produce fewer air pollutants compared with traditional pulverized coal power plants. We sell steam turbines and generators to the electric utility industry and to private industrial customers for cogeneration applications. Nuclear reactors, fuel and support services for both new and installed boiling water reactors are offered through joint ventures with Hitachi and Toshiba. In addition, we design and manufacture motors and control systems used in industrial applications primarily for oil and gas extraction and mining. We provide our customers with total solutions to meet their needs through a complete portfolio of aftermarket services, including equipment upgrades, long-term maintenance service agreements, repairs, equipment installation, monitoring and diagnostics, asset management and performance optimization tools, remote performance testing and Dry Low NOx (DLN) tuning. We continue to invest in advanced technology development that will provide more value to our customers and more efficient solutions that comply with today’s strict environmental regulations.

Energy is party to revenue sharing programs that share the financial results of certain aero-derivative lines. These businesses are controlled by Energy, but counterparties have an agreed share of revenues as well as development and component production responsibilities. At December 31, 2007, such counterparty interests ranged from 5% to 49% of various programs; associated distributions are accounted for as costs of production.

Worldwide competition for power generation products and services is intense. Demand for power generation is global and, as a result, is sensitive to the economic and political environment of each country in which we do business. The balance of regional growth and demand side management are important factors to evaluate as we plan for future development.

Oil & Gas

Oil & Gas supplies technology-based equipment and services for the entire oil and gas industry – from drilling and completion to production, transportation, refining, processing, petrochemicals and plastics. We offer a wide range of surface and subsea drilling and production systems, equipment for floating production platforms, compressors, turbines, turboexpanders and industrial power generation equipment. As a global business, Oil & Gas supports the world’s leading national and international oil companies with latest technology products and services that drive improvements in productivity, efficiency and environmental performance.

On February 23, 2007, Oil & Gas acquired Vetco Gray, one of the world’s leading suppliers of drilling, completion and production equipment for onshore and subsea applications in oil and gas fields. The business supplies flow control valves (known as “Christmas trees”), control systems, wellheads, manifolds, risers and associated after-market services.

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The global demand for oil and gas, coupled with a geographic imbalance between supply and demand, is promoting investment in the exploration, production, transportation and processing segments of the industry.

Water & Process Technologies

Water offers water treatment solutions for industrial and municipal water systems including the supply and related services of specialty chemicals, water purification systems, pumps, valves, filters and fluid handling equipment for improving the performance of water, wastewater and process systems, including mobile treatment systems and desalination processes. During 2006, we acquired ZENON Environmental Inc., a global leader in advanced membranes for water purification and wastewater treatment.

For information about orders and backlog, see page 14 of Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in Exhibit 99(c).

Capital Finance

Capital Finance (38.4%, 37.2% and 36.0% of consolidated revenues in 2007, 2006 and 2005, respectively) offers a broad range of financial products and services worldwide. Services include commercial loans, operating leases, fleet management, financial programs, home loans, insurance, credit cards, personal loans and other financial services.

Our operations are located in North America, South America, Europe, Australia and Asia.

Commercial Lending and Leasing (CLL)

CLL offers a broad range of financial services worldwide. We have particular mid-market expertise, and offer loans, leases and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, transportation, telecommunications and healthcare industries. During 2007, we made a number of acquisitions, the most significant of which were Trustreet Properties, Inc.; Diskont und Kredit AG and Disko Leasing GmbH (DISKO) and ASL Auto Service-Leasing GmbH (ASL), the leasing businesses of KG Allgemeine Leasing GmbH & Co.; and Sanyo Electric Credit Co., Ltd.

We operate in a highly competitive environment. Our competitors include commercial banks, investment banks, leasing companies, financing companies associated with manufacturers, and independent finance companies. Competition related to our lending and leasing operations is based on price, that is interest rates and fees, as well as deal structure and terms. Profitability is affected not only by broad economic conditions that affect customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risks such as interest rate and currency exchange risks. Success requires high quality risk management systems, customer and industry specific knowledge, diversification, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the ability to reduce costs through technology and productivity.

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Energy Financial Services

Energy Financial Services offers structured equity, debt, leasing, partnership financing, project finance and broad-based commercial finance to the global energy and water industries and invests in operating assets in these industries. During 2007, we acquired a controlling interest in Regency Energy Partners LP, a midstream master limited partnership engaged in the gathering, processing, transporting and marketing of natural gas and gas liquids.

We operate in a highly competitive environment. Our competitors include banks, financial institutions, energy and water companies, and other finance and leasing companies. Competition is primarily based on price, that is interest rates and fees, as well as deal structure and terms. As we compete globally, our success is sensitive to the economic and political environment of each country in which we do business.

Real Estate

Real Estate offers a comprehensive range of capital and investment solutions, including equity capital for acquisition or development, as well as fixed and floating rate mortgages for new acquisitions or re-capitalizations of commercial real estate worldwide. Our business finances, with both equity and loan structures, the acquisition, refinancing and renovation of office buildings, apartment buildings, retail facilities, parking facilities and industrial properties. Our typical real estate loans are intermediate term, may be either senior or subordinated, fixed or floating-rate, and are secured by existing income-producing commercial properties. Certain of our originations of low loan-to-value loans are conducted for term securitization within one year; certain of our equity investments, including properties we acquire for investment, are sold under favorable market conditions. We invest in, and provide restructuring financing for, portfolios of mortgage loans, limited partnerships and tax-exempt bonds.

In the normal course of our business operations, we sell certain real estate equity investments when it is economically advantageous for us to do so. However, as real estate values are affected by certain forces beyond our control (e.g., market fundamentals and demographic conditions), it is difficult to predict with certainty the level of future sales or sales prices. Rental income generally approximates operating expenses, which include depreciation and amortization.

We operate in a highly competitive environment. Our competitors include banks, financial institutions, real estate companies, real estate investment funds and other financial companies. Competition in our equity investment business is primarily based on price, and competition in our lending business is primarily based on interest rates and fees, as well as deal structure and terms. As we compete globally, our success is sensitive to the economic and political environment of each country in which we do business.

GECAS

GECAS is a global leader in commercial aircraft leasing and finance, delivering fleet and financing solutions for commercial aircraft. Our airport financing and development unit provides debt and equity solutions for airport acquisition, construction and expansion; project finance for airport facilities including terminals, cargo facilities and parking structures; and consulting services focusing on the development and investment in regional airports and terminals. GECAS also offers a wide array of products including leases, debt and equity investment to the global transportation industry (marine, rail and intermodal).

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We operate in a highly competitive environment. Our competitors include aircraft manufacturers, banks, financial institutions, equity investors, and other finance and leasing companies. Competition is based on lease rate financing terms, aircraft delivery dates, condition and availability, as well as available capital demand for financing.

GE Money

GE Money is a leading provider of financial services to consumers and retailers in over 50 countries around the world. We offer a full range of innovative financial products to suit customers’ needs. These products include private-label credit cards; personal loans; bank cards; auto loans and leases; mortgages; debt consolidation; home equity loans; corporate travel and purchasing cards; deposit and other savings products; and small and medium enterprise lending on a global basis.

In December 2007, we sold our U.S. mortgage business (WMC). In September 2007, we committed to a plan to sell our Japanese personal loan business (Lake). During the second quarter of 2008, we committed to sell GE Money Japan, which is comprised of Lake and our Japanese mortgage and card businesses, excluding our minority ownership in GE Nissen Credit Co., Ltd. During the third quarter of 2008, we completed the sale of GE Money Japan.

In 2007, as part of our continued global expansion, we made a number of acquisitions, the most significant of which was a 33% stake in Bank of Ayudhya and private label credit card portfolios of Chevron and Lowe’s.

Our operations are subject to a variety of bank and consumer protection regulations. Further, a number of countries have ceilings on rates chargeable to consumers in financial service transactions. We are subject to competition from various types of financial institutions including commercial banks, leasing companies, consumer loan companies, independent finance companies, manufacturers’ captive finance companies, and insurance companies. Industry participants compete on the basis of price, servicing capability, promotional marketing, risk management, and cross selling. The markets in which we operate are also subject to the risks from fluctuations in retail sales, interest and currency exchange rates, and the consumer’s capacity to repay debt.

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NBC Universal

NBC Universal (8.9%, 10.7% and 10.8% of consolidated revenues in 2007, 2006 and 2005, respectively) is one of the world’s leading media and entertainment companies in the development, production and marketing of entertainment, news and information to a global audience. Formed in 2004 through the combining of NBC and Vivendi Universal Entertainment, NBC Universal owns and operates a valuable portfolio of news and entertainment networks, a premier motion picture company, significant television production operations, a leading television stations group and world-renowned theme parks. NBC Universal is 80-percent owned by General Electric and 20-percent owned by Vivendi S.A. NBC Universal is principally engaged in the broadcast of network television services to affiliated television stations within the United States; the production and distribution of television programs and motion pictures; the operation, under licenses from the U.S. Federal Communications Commission (FCC), of television stations; the operation of several cable/satellite television networks around the world; the operation of theme parks; and investment and programming activities in digital media and the Internet. The NBC television network is one of four major U.S. commercial broadcast television networks and serves 230 affiliated stations within the United States. Telemundo is our U.S. Spanish-language broadcast television network. At December 31, 2007, we owned and operated 26 television stations. Broadcasting operations of the NBC television network, the Telemundo network and the company’s owned stations are subject to FCC regulation. Our cable/satellite television network operations principally include USA Network, Bravo, CNBC, the SciFi Channel, MSNBC, Oxygen, the Sundance Channel, UniHD, Chiller, Sleuth, mun2 and news, information and entertainment channels across Europe, Asia and Latin America. We have exclusive U.S. television rights to the 2008, 2010 and 2012 Olympic Games, National Football League Sunday Night Football and the Super Bowl in 2009 and 2012.

NBC Universal is subject to a wide range of factors, which could adversely affect our operations. Our broadcast networks, cable television networks and television stations are subject to advertising patterns and changes in viewer taste and preference that can be unpredictable or unforeseen. In addition, future revenues in these properties are dependent upon our ability to obtain, renew or renegotiate long-term programming contracts, including event-based sports programming and contracts for the distribution of our programming to cable/satellite operators. Our television and motion pictures production and distribution businesses are affected by the timing and performance of releases in the theatrical, home entertainment and television markets. Technological advances like digital video recorders, Internet streaming and electronic sell-through offer entertainment options through new media, introducing uncertainty to our operations. Other technologies enable the unauthorized copying and distribution of our motion pictures and television programming, increasing the risk of piracy. We continue to devote substantial resources to protect our intellectual property against unauthorized use.

NBC Universal’s headquarters are in New York, New York, with operations throughout North America, Europe, South America and Asia.

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Consumer & Industrial

Consumer & Industrial (7.3%, 8.7% and 9.6% of consolidated revenues in 2007, 2006 and 2005, respectively) sells products that share several characteristics − competitive design, efficient manufacturing and effective distribution and service. Strong global competition rarely permits premium pricing, so cost control, including productivity, is key. Despite pricing pressures on many of our products, we also invest in the development of differentiated, premium products that are more profitable. While some Consumer & Industrial products are primarily directed to consumer applications (major appliances, for example), and some primarily to industrial applications (switchgear, for example), others are directed to both markets (lighting, for example).

We sell and service major home appliances including refrigerators, freezers, electric and gas ranges, cooktops, dishwashers, clothes washers and dryers, microwave ovens, room air conditioners, and residential water systems for filtration, softening and heating. Brands are Monogram®, GE Profile™, GE® and Hotpoint®.

We manufacture certain products, and also source finished product and component parts from third-party global manufacturers. A large portion of our appliances sales are through a variety of retail outlets for replacement of installed units. Residential building contractors installing units in new construction are our second major U.S. channel. We offer the largest OEM service organization in the appliances industry, providing in-home repair, extended service plans and warranty administration. We also manufacture and sell a variety of lamp products for commercial, industrial and consumer markets, including full lines of incandescent, halogen, fluorescent, high-intensity discharge, light-emitting diode, automotive and miniature products.

Consumer & Industrial also provides integrated electrical equipment and systems used to distribute, protect and control energy and equipment. We manufacture and distribute electrical distribution and control products including controls and drives, lighting and power panels, switchgear and circuit breakers that are used to distribute and manage power in a variety of residential, commercial, consumer and industrial applications. We also provide customer-focused solutions centered on the delivery and control of electric power, and market a wide variety of commercial lighting systems.

The aggregate level of economic activity in markets for such products and services generally lags overall economic slowdowns as well as subsequent recoveries. In the United States, industrial markets are undergoing significant structural changes reflecting, among other factors, increased international competition and continued commodity cost pressures.

Our headquarters are in Louisville, Kentucky and our operations are located in North America, Europe, Asia and Latin America.

Discontinued Operations

Discontinued operations comprised GE Money Japan; WMC; Plastics; Advanced Materials; GE Life, our U.K.-based life insurance operation; the property and casualty insurance and reinsurance businesses and the European life and health operations of GE Insurance Solutions Corporation (GE Insurance Solutions); and Genworth Financial, Inc. (Genworth), our formerly wholly-owned subsidiary that conducted most of our consumer insurance business, including life and mortgage insurance operations.

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